UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2024

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2024, Lothar Maier, a director of FormFactor, Inc. (the “Company”) notified the Company that he will not stand for re-election at the Company’s next annual meeting of stockholders. Mr. Maier's transition was not caused, in whole or in part, by a disagreement with the Company or its Board of Directors (the “Board”). Mr. Maier will remain a director until the date of the next annual meeting of stockholders, which is scheduled for May 17, 2024.
On March 19, 2024, the Board approved an increase in the size of the Board from eight to nine members and appointed Kevin Brewer as a director to fill the vacancy resulting from that increase. The initial term as director for Mr. Brewer will expire at the Company’s 2024 annual meeting of stockholders. Mr. Brewer will also serve on the Board’s Audit and Governance and Nominating Committees.

Mr. Brewer joins the FormFactor Board of Directors with over 40 years of experience in the semiconductor and high-tech industries. Mr. Brewer served as the Chief Financial Officer and Executive Vice President of Global Operations for Axcelis Technologies, Inc. (“Axcelis”), a world-leading provider of equipment and services to the semiconductor manufacturing industry, from September 2013 until September of 2023, and had previously served in several other senior level positions at Axcelis since 1999, including Executive Vice President, Global Operations and Senior Vice President, Manufacturing Operations. Prior to joining Axcelis, Mr. Brewer held a variety of management positions at Raytheon Company.

As a director of the Company, Mr. Brewer will receive an annual retainer of $68,500, including committee membership retainers for his service on the Audit Committee and Governance and Nominating Committee, which will be prorated for 2024. Effective upon his election, Mr. Brewer will also receive a grant under the Company’s Equity Incentive Plan of restricted stock units (“RSUs”) of approximately $190,000 worth of shares of common stock based on the Company’s average closing stock price for the 20 trading days preceding the date of the award (such amount calculated on a pro-rated basis relative to the anniversary of the most recent RSU award made to continuing directors (the “Anniversary Date”) that vests monthly from the date of grant until the date that is the Anniversary Date, the vested portion of which will settle in shares only at the earlier of the Anniversary Date or upon his departure from the Board. Additional information regarding non-employee director compensation currently in effect is set forth in FormFactor’s 2023 Proxy Statement filed with the Securities and Exchange Commission on April 4, 2023.

Mr. Brewer has entered into an indemnity agreement, the terms of which are identical in all material respects to FormFactor’s form of indemnity agreement, which the company filed as Exhibit 10.01 to its Form S-1 Registration Statement with the Securities and Exchange Commission on May 28, 2002.

There are no arrangements or understandings between Mr. Brewer and any other person pursuant to which Mr. Brewer was appointed to serve as a director, nor have there been any transactions, or are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Brewer or any member of his immediate family had, or will have, a direct or indirect material interest requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

Following the appointment of Kevin Brewer to the Board, the committees of the Board are composed of the following directors:

•Audit Committee: Brian White (Chair), Lothar Maier, Sheri Rhodes, and Kevin Brewer;
•Compensation Committee: Kelley Steven-Waiss (Chair), Rebeca Obregon-Jimenez, and Jorge Titinger; and
•Governance and Nominating Committee: Lothar Maier (Chair), Kelley Steven-Waiss, Brian White, and Kevin Brewer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	March 21, 2024	By:	/s/ SHAI SHAHAR
			Name:	Shai Shahar
			Title:	Chief Financial Officer